Exhibit 99.2

Item 9A—Controls and Procedures

In early 2003, we identified several accounting inaccuracies and errors that significantly affected our previously reported financial results. Under the direction of our Board of Directors, and primarily our Audit Committee, we completed a comprehensive analysis of our accounting policies and practices and a restatement of our previously reported financial results for 2000, 2001 and nine months ended September 29, 2002. Our new auditors, Ernst & Young LLP, completed a re-audit of our consolidated financial statements for 2000 and 2001 and has also performed an audit of our 2002 annual financial statements. See our Annual Report for 2002 on Form 10-K for a detailed description of our internal review and restatement of our historical financial statements.

As a result of our internal review, our Chief Executive Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934) were not effective during 2003, and, as a result, we were not able to timely file all reports required to be filed by us pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our inability to timely file the required reports is due to, among other things, the fact that management’s time and attention have been consumed by the auditing and re-auditing of our financial statements for the years ended December 31, 2002, 2001 and 2000, and the resulting restatements described in our consolidated financial statements.

However, we implemented actions and modifications to our disclosure controls and procedures in an effort to correct the deficiencies and weaknesses. As a result, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2003. Our disclosure controls and procedures are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in alerting them to material information required to be included in our periodic SEC reports.